EXHIBIT 2

BCE Inc. (1)
Consolidated Operational Data

	Q4	Q4				Total	Total
($ millions, except per share amounts) (unaudited)	2008	2007	$ change	% change		2008	2007	$ change	% change
Operating revenues	4,488	4,518	(30)	(0.7%)		17,698	17,752	(54)	(0.3%)
Cost of revenue, exclusive of depreciation and amortization	(1,189)	(1,144)	(45)	(3.9%)		(4,428)	(4,095)	(333)	(8.1%)
Selling, general and administrative expenses (A)	(1,519)	(1,586)	67	4.2%		(6,016)	(6,253)	237	3.8%
Net benefit plans cost	(40)	(113)	73	64.6%		(250)	(410)	160	39.0%
EBITDA (3)	1,740	1,675	65	3.9%		7,004	6,994	10	0.1%
EBITDA margin (4)	38.8%	37.1%		1.7	pts	39.6%	39.4%		0.2	pts
Depreciation	(683)	(617)	(66)	(10.7%)		(2,537)	(2,547)	10	0.4%
Amortization of intangible assets	(187)	(166)	(21)	(12.7%)		(732)	(637)	(95)	(14.9%)
Restructuring and other	(207)	(146)	(61)	(41.8%)		(871)	(331)	(540)	n.m.
Operating income	663	746	(83)	(11.1%)		2,864	3,479	(615)	(17.7%)
Other (expense) income	(281)	2,299	(2,580)	n.m.		(253)	2,405	(2,658)	n.m.
Interest expense	(207)	(211)	4	1.9%		(791)	(859)	68	7.9%
Pre-tax earnings from continuing operations	175	2,834	(2,659)	(93.8%)		1,820	5,025	(3,205)	(63.8%)
Income taxes	(84)	(357)	273	76.5%		(469)	(735)	266	36.2%
Non-controlling interest	(68)	(65)	(3)	(4.6%)		(320)	(331)	11	3.3%
Earnings from continuing operations	23	2,412	(2,389)	(99.0%)		1,031	3,959	(2,928)	(74.0%)
Discontinued operations	(41)	(24)	(17)	(70.8%)		(88)	98	(186)	n.m.
Net (loss) earnings	(18)	2,388	(2,406)	n.m.		943	4,057	(3,114)	(76.8%)
Dividends on preferred shares	(30)	(34)	4	11.8%		(124)	(131)	7	5.3%
Net (loss) earnings applicable to common shares	(48)	2,354	(2,402)	n.m.		819	3,926	(3,107)	(79.1%)
Net (loss) earnings per common share – basic
Continuing operations	$(0.01)	$2.96	$(2.97)	n.m.		$1.13	$4.76	$(3.63)	(76.3%)
Discontinued operations	$(0.05)	$(0.03)	$(0.02)	(66.7%)		$(0.11)	$0.12	$(0.23)	n.m.
Net earnings	$(0.06)	$2.93	$(2.99)	n.m.		$1.02	$4.88	$(3.86)	(79.1%)
Net (loss) earnings per common share – diluted
Continuing operations	$(0.01)	$2.95	$(2.96)	n.m.		$1.12	$4.75	$(3.63)	(76.4%)
Discontinued operations	$(0.05)	$(0.03)	$(0.02)	(66.7%)		$(0.11)	$0.12	$(0.23)	n.m.
Net earnings	$(0.06)	$2.92	$(2.98)	n.m.		$1.01	$4.87	$(3.86)	(79.3%)
Dividends per common share	$0.365	$0.365	$-	0.0%		$0.730	$1.460	$(0.730)	(50.0%)
Average number of common shares outstanding – basic (millions)	806.4	805.2				805.8	804.8
Average number of common shares outstanding – diluted (millions)	806.9	808.0				807.2	806.9

The following items are included in net (loss) earnings:
Net (losses) gains on investments
Continuing operations	(346)	1,883	(2,229)	n.m.		(358)	2,125	(2,483)	n.m.
Discontinued operations	(26)	(13)	(13)	n.m.		(62)	123	(185)	n.m.
Restructuring and other	(117)	(93)	(24)	(25.8%)		(572)	(206)	(366)	n.m.
Total	(489)	1,777	(2,266)	n.m.		(992)	2,042	(3,034)	n.m.
Impact on net earnings per share	$(0.61)	$2.21	$(2.82)	n.m.		$(1.23)	$2.54	$(3.77)	n.m.
Adjusted EPS (3)	$0.55	$0.72	$(0.17)	(23.6%)		$2.25	$2.34	$(0.09)	(3.8%)

(A) Excludes net benefit plans cost n.m. : not meaningful

BCE Inc. Supplementary Financial Information – Fourth Quarter 2008  Page 2

BCE Inc.
Consolidated Operational Data – Historical Trend

($ millions, except per share amounts) (unaudited)	Total 2008	Q4 08	Q3 08	Q2 08	Q1 08	Total 2007	Q4 07	Q3 07	Q2 07	Q1 07
Operating revenues	17,698	4,488	4,450	4,400	4,360	17,752	4,518	4,465	4,408	4,361
Cost of revenue, exclusive of depreciation and amortization	(4,428)	(1,189)	(1,098)	(1,082)	(1,059)	(4,095)	(1,144)	(991)	(980)	(980)
Selling, general and administrative expenses (A)	(6,016)	(1,519)	(1,513)	(1,505)	(1,479)	(6,253)	(1,586)	(1,583)	(1,549)	(1,535)
Net benefit plans cost	(250)	(40)	(69)	(70)	(71)	(410)	(113)	(97)	(98)	(102)
EBITDA	7,004	1,740	1,770	1,743	1,751	6,994	1,675	1,794	1,781	1,744
EBITDA margin	39.6%	38.8%	39.8%	39.6%	40.2%	39.4%	37.1%	40.2%	40.4%	40.0%
Depreciation	(2,537)	(683)	(619)	(612)	(623)	(2,547)	(617)	(649)	(649)	(632)
Amortization of intangible assets	(732)	(187)	(175)	(175)	(195)	(637)	(166)	(163)	(155)	(153)
Restructuring and other	(871)	(207)	(310)	(71)	(283)	(331)	(146)	(78)	(71)	(36)
Operating income	2,864	663	666	885	650	3,479	746	904	906	923
Other (expense) income	(253)	(281)	-	6	22	2,405	2,299	(5)	(21)	132
Interest expense	(791)	(207)	(193)	(193)	(198)	(859)	(211)	(213)	(220)	(215)
Pre-tax earnings from continuing operations	1,820	175	473	698	474	5,025	2,834	686	665	840
Income taxes	(469)	(84)	(81)	(195)	(109)	(735)	(357)	(154)	(11)	(213)
Non-controlling interest	(320)	(68)	(90)	(88)	(74)	(331)	(65)	(84)	(86)	(96)
Earnings from continuing operations	1,031	23	302	415	291	3,959	2,412	448	568	531
Discontinued operations	(88)	(41)	(22)	(23)	(2)	98	(24)	(8)	132	(2)
Net earnings (loss)	943	(18)	280	392	289	4,057	2,388	440	700	529
Dividends on preferred shares	(124)	(30)	(32)	(31)	(31)	(131)	(34)	(34)	(33)	(30)
Net earnings (loss) applicable to common shares	819	(48)	248	361	258	3,926	2,354	406	667	499
Net earnings (loss) per common share – basic
Continuing operations	$1.13	$(0.01)	$0.34	$0.48	$0.32	$4.76	$2.96	$0.51	$0.67	$0.62
Discontinued operations	$(0.11)	$(0.05)	$(0.03)	$(0.03)	$-	$0.12	$(0.03)	$(0.01)	$0.16	$-
Net earnings	$1.02	$(0.06)	$0.31	$0.45	$0.32	$4.88	$2.93	$0.50	$0.83	$0.62
Net earnings (loss) per common share – diluted
Continuing operations	$1.12	$(0.01)	$0.33	$0.48	$0.32	$4.75	$2.95	$0.51	$0.67	$0.62
Discontinued operations	$(0.11)	$(0.05)	$(0.03)	$(0.03)	$-	$0.12	$(0.03)	$(0.01)	$0.16	$-
Net earnings	$1.01	$(0.06)	$0.30	$0.45	$0.32	$4.87	$2.92	$0.50	$0.83	$0.62
Dividends per common share	$0.730	$0.365	$-	$-	$0.365	$1.460	$0.365	$0.365	$0.365	$0.365
Average number of common shares outstanding – basic (millions)	805.8	806.4	806.0	805.6	805.3	804.8	805.2	804.9	803.2	806.0
Average number of common shares outstanding – diluted (millions)	807.2	806.9	808.3	807.2	807.1	806.9	808.0	807.8	805.5	806.6

The following items are included in net earnings (loss):
Net (losses) gains on investments
Continuing operations	(358)	(346)	(14)	4	(2)	2,125	1,883	7	132	103
Discontinued operations	(62)	(26)	(16)	(20)	-	123	(13)	-	135	1
Restructuring and other	(572)	(117)	(210)	(48)	(197)	(206)	(93)	(43)	(45)	(25)
Total	(992)	(489)	(240)	(64)	(199)	2,042	1,777	(36)	222	79
Impact on net earnings per share	$(1.23)	$(0.61)	$(0.29)	$(0.08)	$(0.25)	$2.54	$2.21	$(0.04)	$0.27	$0.10
Adjusted EPS	$2.25	$0.55	$0.60	$0.53	$0.57	$2.34	$0.72	$0.54	$0.56	$0.52

(A) Excludes net benefit plans cost

BCE Inc. Supplementary Financial Information – Fourth Quarter 2008  Page 3

BCE Inc.
Segmented Data (2)

	Q4	Q4				Total	Total
($ millions, except where otherwise indicated) (unaudited)	2008	2007	$ change	% change		2008	2007	$ change	% change
Revenues
Bell Wireline	2,726	2,744	(18)	(0.7%)		10,640	10,719	(79)	(0.7%)
Bell Wireless	1,135	1,109	26	2.3%		4,481	4,164	317	7.6%
Inter-segment eliminations	(61)	(61)	-	0.0%		(248)	(227)	(21)	(9.3%)
Total Bell	3,800	3,792	8	0.2%		14,873	14,656	217	1.5%
Bell Aliant	815	851	(36)	(4.2%)		3,332	3,347	(15)	(0.4%)
Telesat	-	45	(45)	n.m.		-	458	(458)	n.m.
Inter-segment eliminations	(127)	(170)	43	25.3%		(507)	(709)	202	28.5%
Total BCE Inc.	4,488	4,518	(30)	(0.7%)		17,698	17,752	(54)	(0.3%)
EBITDA
Bell Wireline	937	950	(13)	(1.4%)		3,868	3,879	(11)	(0.3%)
Margin	34.4%	34.6%		(0.2	) pts	36.4%	36.2%		0.2	pts
Bell Wireless	444	391	53	13.6%		1,770	1,640	130	7.9%
Margin	39.1%	35.3%		3.8	pts	39.5%	39.4%		0.1	pts
Total Bell	1,381	1,341	40	3.0%		5,638	5,519	119	2.2%
Margin	36.3%	35.4%		0.9	pts	37.9%	37.7%		0.2	pts
Bell Aliant	359	317	42	13.2%		1,366	1,299	67	5.2%
Margin	44.0%	37.3%		6.7	pts	41.0%	38.8%		2.2	pts
Telesat	-	23	(23)	n.m.		-	263	(263)	n.m.
Inter-segment eliminations	-	(6)	6	n.m.		-	(87)	87	n.m.
Total BCE Inc.	1,740	1,675	65	3.9%		7,004	6,994	10	0.1%
Margin	38.8%	37.1%		1.7	pts	39.6%	39.4%		0.2	pts
Operating income
Bell Wireline	226	274	(48)	(17.5%)		902	1,454	(552)	(38.0%)
Bell Wireless	294	283	11	3.9%		1,241	1,198	43	3.6%
Total Bell	520	557	(37)	(6.6%)		2,143	2,652	(509)	(19.2%)
Bell Aliant	143	178	(35)	(19.7%)		721	714	7	1.0%
Telesat	-	12	(12)	n.m.		-	157	(157)	n.m.
Inter-segment eliminations	-	(1)	1	n.m.		-	(44)	44	n.m.
Total BCE Inc.	663	746	(83)	(11.1%)		2,864	3,479	(615)	(17.7%)
Capital expenditures
Bell Wireline	625	621	(4)	(0.6%)		1,966	1,960	(6)	(0.3%)
Capital Intensity (5)	22.9%	22.6%		(0.3	) pts	18.5%	18.3%		(0.2	) pts
Bell Wireless	229	143	(86)	(60.1%)		493	455	(38)	(8.4%)
Capital intensity	20.2%	12.9%		(7.3	) pts	11.0%	10.9%		(0.1	) pts
Total Bell	854	764	(90)	(11.8%)		2,459	2,415	(44)	(1.8%)
Capital Intensity	22.5%	20.1%		(2.4	) pts	16.5%	16.5%		0.0	pts
Bell Aliant	168	142	(26)	(18.3%)		529	541	12	2.2%
Telesat	-	10	10	n.m.		-	188	188	n.m.
Total BCE Inc.	1,022	916	(106)	(11.6%)		2,988	3,144	156	5.0%
Capital Intensity	22.8%	20.3%		(2.5	) pts	16.9%	17.7%		0.8	pts

BCE Inc. Supplementary Financial Information – Fourth Quarter 2008  Page 4

BCE Inc.
Segmented Data – Historical Trend

($ millions, except where otherwise indicated) (unaudited)	Total 2008	Q4 08	Q3 08	Q2 08	Q1 08	Total 2007	Q4 07	Q3 07	Q2 07	Q1 07
Revenues
Bell Wireline	10,640	2,726	2,632	2,627	2,655	10,719	2,744	2,659	2,670	2,646
Bell Wireless	4,481	1,135	1,180	1,123	1,043	4,164	1,109	1,080	1,016	959
Inter-segment eliminations	(248)	(61)	(65)	(64)	(58)	(227)	(61)	(60)	(60)	(46)
Total Bell	14,873	3,800	3,747	3,686	3,640	14,656	3,792	3,679	3,626	3,559
Bell Aliant	3,332	815	821	838	858	3,347	851	832	817	847
Telesat	-	-	-	-	-	458	45	130	161	122
Inter-segment eliminations	(507)	(127)	(118)	(124)	(138)	(709)	(170)	(176)	(196)	(167)
Total BCE Inc.	17,698	4,488	4,450	4,400	4,360	17,752	4,518	4,465	4,408	4,361
EBITDA
Bell Wireline	3,868	937	953	966	1,012	3,879	950	945	1,004	980
Margin	36.4%	34.4%	36.2%	36.8%	38.1%	36.2%	34.6%	35.5%	37.6%	37.0%
Bell Wireless	1,770	444	474	442	410	1,640	391	447	399	403
Margin	39.5%	39.1%	40.2%	39.4%	39.3%	39.4%	35.3%	41.4%	39.3%	42.0%
Total Bell	5,638	1,381	1,427	1,408	1,422	5,519	1,341	1,392	1,403	1,383
Margin	37.9%	36.3%	38.1%	38.2%	39.1%	37.7%	35.4%	37.8%	38.7%	38.9%
Bell Aliant	1,366	359	343	335	329	1,299	317	343	323	316
Margin	41.0%	44.0%	41.8%	40.0%	38.3%	38.8%	37.3%	41.2%	39.5%	37.3%
Telesat	-	-	-	-	-	263	23	80	93	67
Inter-segment eliminations	-	-	-	-	-	(87)	(6)	(21)	(38)	(22)
Total BCE Inc.	7,004	1,740	1,770	1,743	1,751	6,994	1,675	1,794	1,781	1,744
Margin	39.6%	38.8%	39.8%	39.6%	40.2%	39.4%	37.1%	40.2%	40.4%	40.0%
Operating income
Bell Wireline	902	226	125	370	181	1,454	274	352	403	425
Bell Wireless	1,241	294	338	316	293	1,198	283	336	288	291
Total Bell	2,143	520	463	686	474	2,652	557	688	691	716
Bell Aliant	721	143	203	199	176	714	178	177	181	178
Telesat	-	-	-	-	-	157	12	47	60	38
Inter-segment eliminations	-	-	-	-	-	(44)	(1)	(8)	(26)	(9)
Total BCE Inc.	2,864	663	666	885	650	3,479	746	904	906	923
Capital expenditures
Bell Wireline	1,966	625	473	479	389	1,960	621	482	458	399
Capital Intensity	18.5%	22.9%	18.0%	18.2%	14.7%	18.3%	22.6%	18.1%	17.2%	15.1%
Bell Wireless	493	229	93	104	67	455	143	91	80	141
Capital intensity	11.0%	20.2%	7.9%	9.3%	6.4%	10.9%	12.9%	8.4%	7.9%	14.7%
Total Bell	2,459	854	566	583	456	2,415	764	573	538	540
Capital Intensity	16.5%	22.5%	15.1%	15.8%	12.5%	16.5%	20.1%	15.6%	14.8%	15.2%
Bell Aliant	529	168	139	127	95	541	142	140	144	115
Telesat	-	-	-	-	-	188	10	50	63	65
Total BCE Inc.	2,988	1,022	705	710	551	3,144	916	763	745	720
Capital Intensity	16.9%	22.8%	15.8%	16.1%	12.6%	17.7%	20.3%	17.1%	16.9%	16.5%

BCE Inc. Supplementary Financial Information – Fourth Quarter 2008  Page 5

Bell Wireline (2)

	Q4	Q4			Total	Total
($ millions, except where otherwise indicated) (unaudited)	2008	2007	% change		2008	2007	% change
Bell Wireline
Local & access	825	882	(6.5%)		3,360	3,617	(7.1%)
Long distance	279	296	(5.7%)		1,165	1,219	(4.4%)
Data	1,009	958	5.3%		3,721	3,574	4.1%
Video	375	351	6.8%		1,450	1,317	10.1%
Equipment & other	145	167	(13.2%)		576	652	(11.7%)
Total external revenues	2,633	2,654	(0.8%)		10,272	10,379	(1.0%)
Inter-segment revenues	93	90	3.3%		368	340	8.2%
Total Bell Wireline operating revenue	2,726	2,744	(0.7%)		10,640	10,719	(0.7%)
Operating expenses	(1,789)	(1,794)	0.3%		(6,772)	(6,840)	1.0%
EBITDA	937	950	(1.4%)		3,868	3,879	(0.3%)
EBITDA Margin	34.4%	34.6%	(0.2	) pts	36.4%	36.2%	0.2	pts
Operating income	226	274	(17.5%)		902	1,454	(38.0%)
Capital expenditures	625	621	(0.6%)		1,966	1,960	(0.3%)
Capital intensity	22.9%	22.6%	(0.3	) pts	18.5%	18.3%	(0.2	) pts
Local
Network access services (NAS) (k)
Residential (A)	4,231	4,650	(9.0%)		4,231	4,650	(9.0%)
Business (B)	3,205	3,526	(9.1%)		3,205	3,526	(9.1%)
Total	7,436	8,176	(9.1%)		7,436	8,176	(9.1%)
Network access service net (losses)/activations (k)
Residential	(72)	(117)	38.5%		(375)	(511)	26.6%
Business (B)	(28)	(80)	65.0%		(48)	-	n.m.
Total	(100)	(197)	49.2%		(423)	(511)	17.2%
ADJUSTED (C)
Network access services (k)
Residential (C)	4,231	4,606	(8.1%)		4,231	4,606	(8.1%)
Business (C)	3,205	3,253	(1.5%)		3,205	3,253	(1.5%)
Total	7,436	7,859	(5.4%)		7,436	7,859	(5.4%)
Network access service net (losses)/activations (k)
Residential	(72)	(117)	38.5%		(375)	(511)	26.6%
Business (D)	(28)	(22)	(27.3%)		(48)	(69)	30.4%
Total	(100)	(139)	28.1%		(423)	(580)	27.1%
Long Distance (LD)
Conversation minutes (M)	3,003	3,049	(1.5%)		11,771	12,500	(5.8%)
Average revenue per minute ($)	0.082	0.089	(7.9%)		0.089	0.091	(2.2%)
ISP
High Speed Internet net activations (E) (k)	8	29	(72.4%)		50	124	(59.7%)
High Speed Internet subscribers EOP (k)	2,054	2,004	2.5%		2,054	2,004	2.5%
Video (DTH and VDSL)
Video EBITDA	82	77	6.5%		282	265	6.4%
Net subscriber activations (k)	14	2	n.m.		30	2	n.m.
Total subscribers EOP (k)	1,852	1,822	1.6%		1,852	1,822	1.6%
ARPU (6) ($/month)	67.15	63.56	5.6%		65.37	59.69	9.5%
Churn (7) (%) (average per month)	1.3%	1.3%	0.0	pts	1.2%	1.2%	0.0	pts

(A)	At the beginning of Q1 2008, an adjustment of 44k was made to our NAS count, reflecting an extensive review of our historical customer account records.
(B)	In Q1 2008, we adjusted our beginning -of-period business NAS customer base to write-off 273k lines following formal notification received from a major wholesale customer in Q4 2007 that it was in the process of migrating all of its subscribers onto its own network facilities.
(C)	NAS has been adjusted for 2007 to reflect notes A and B above.
(D)	NAS net activations/(losses) throughout 2007 have been adjusted to reflect the quarterly impact of note B above.
(E)	In Q4 2007, we reduced total net activations by 11k to correct for customer churn adjustments in the first three quarters of 2007.

BCE Inc. Supplementary Financial Information – Fourth Quarter 2008  Page 6

Bell Wireline – Historical Trend

($ millions, except where otherwise indicated) (unaudited)	Total 2008	Q4 08	Q3 08	Q2 08	Q1 08	Total 2007	Q4 07	Q3 07	Q2 07	Q1 07
Bell Wireline
Local & access	3,360	825	833	845	857	3,617	882	900	918	917
Long distance	1,165	279	290	298	298	1,219	296	306	307	310
Data	3,721	1,009	913	896	903	3,574	958	877	864	875
Video	1,450	375	363	356	356	1,317	351	330	322	314
Equipment & other	576	145	136	141	154	652	167	153	175	157
Total external revenues	10,272	2,633	2,535	2,536	2,568	10,379	2,654	2,566	2,586	2,573
Inter-segment revenues	368	93	97	91	87	340	90	93	84	73
Total Bell Wireline operating revenue	10,640	2,726	2,632	2,627	2,655	10,719	2,744	2,659	2,670	2,646
Operating expenses	(6,772)	(1,789)	(1,679)	(1,661)	(1,643)	(6,840)	(1,794)	(1,714)	(1,666)	(1,666)
EBITDA	3,868	937	953	966	1,012	3,879	950	945	1,004	980
EBITDA Margin	36.4%	34.4%	36.2%	36.8%	38.1%	36.2%	34.6%	35.5%	37.6%	37.0%
Operating income	902	226	125	370	181	1,454	274	352	403	425
Capital expenditures	1,966	625	473	479	389	1,960	621	482	458	399
Capital intensity	18.5%	22.9%	18.0%	18.2%	14.7%	18.3%	22.6%	18.1%	17.2%	15.1%
Local
Network access services (NAS) (k)
Residential (A)	4,231	4,231	4,303	4,375	4,500	4,650	4,650	4,767	4,871	5,030
Business (B) (C)	3,205	3,205	3,233	3,233	3,240	3,526	3,526	3,606	3,653	3,608
Total	7,436	7,436	7,536	7,608	7,740	8,176	8,176	8,373	8,524	8,638
Network access service net (losses)/activations (k)
Residential	(375)	(72)	(72)	(125)	(106)	(511)	(117)	(104)	(159)	(131)
Business (B) (C)	(48)	(28)	-	(7)	(13)	-	(80)	11	45	24
Total	(423)	(100)	(72)	(132)	(119)	(511)	(197)	(93)	(114)	(107)
ADJUSTED (D)
Network access services (k)
Residential (D)	4,231	4,231	4,303	4,375	4,500	4,606	4,606	4,723	4,827	4,986
Business (D)	3,205	3,205	3,233	3,233	3,240	3,253	3,253	3,275	3,288	3,300
Total	7,436	7,436	7,536	7,608	7,740	7,859	7,859	7,998	8,115	8,286
Network access service net (losses)/activations (k)
Residential	(375)	(72)	(72)	(125)	(106)	(511)	(117)	(104)	(159)	(131)
Business (E)	(48)	(28)	-	(7)	(13)	(69)	(22)	(13)	(12)	(22)
Total	(423)	(100)	(72)	(132)	(119)	(580)	(139)	(117)	(171)	(153)
Long Distance (LD)
Conversation minutes (M)	11,771	3,003	2,853	2,985	2,930	12,500	3,049	2,962	3,249	3,240
Average revenue per minute ($)	0.089	0.082	0.093	0.089	0.093	0.091	0.089	0.097	0.088	0.090
ISP
High Speed Internet net activations (F) (k)	50	8	33	(1)	10	124	29	29	25	41
High Speed Internet subscribers EOP (G) (k)	2,054	2,054	2,046	2,013	2,014	2,004	2,004	1,975	1,946	1,932
Video (DTH and VDSL)
Video EBITDA	282	82	76	47	77	265	77	65	68	55
Net subscriber activations (k)	30	14	7	8	1	2	2	3	(7)	4
Total subscribers EOP (k)	1,852	1,852	1,838	1,831	1,823	1,822	1,822	1,820	1,817	1,824
ARPU ($/month)	65.37	67.15	65.20	64.47	64.65	59.69	63.56	59.95	58.37	56.87
Churn (%) (average per month)	1.2%	1.3%	1.4%	1.1%	1.1%	1.2%	1.3%	1.3%	1.3%	1.1%

(A)	At the beginning of Q1 2008, an adjustment of 44k was made to our NAS count, reflecting an extensive review of our historical customer account records.
(B)	In Q1 2008, we adjusted our beginning -of-period business NAS customer base to write-off 273k lines following formal notification received from a major wholesale customer in Q4 2007 that it was in the process of migrating all of its subscribers onto its own network facilities.
(C)	The Q3 2007 opening business network access services subscriber base was decreased by 58k to adjust for an overstatement arising from past methodology for calculating local inter-connections.
(D)	NAS has been adjusted for 2007 to reflect notes A and B above.
(E)	NAS net activations/(losses) throughout 2007 have been adjusted to reflect the quarterly impact of note B above.
(F)	In Q4 2007, we reduced total net activations by 11k to correct for customer churn adjustments in the first three quarters of 2007.
(G)	The Q1 2007 beginning of year High Speed Internet subscriber base was increased by 18k to adjust for prior-year deactivations related to a major upgrade of our order management system. In addition, the Q1 2007 and Q2 2007 beginning of year High Speed Internet subscriber bases were decreased by 4k and 11k respectively to adjust for the removal of customers who had no network usage in 2007.

BCE Inc. Supplementary Financial Information – Fourth Quarter 2008  Page 7

Bell Wireless (2)

($ millions, except where otherwise indicated) (unaudited)	Q4 2008	Q4 2007	% change		Total 2008	Total 2007	% change
Bell Wireless
Revenue
Service	1,033	980	5.4%		4,058	3,773	7.6%
Product	92	112	(17.9%)		377	332	13.6%
Total external Bell Wireless revenues	1,125	1,092	3.0%		4,435	4,105	8.0%
Inter-segment	10	17	(41.2%)		46	59	(22.0%)
Total Bell Wireless operating revenues	1,135	1,109	2.3%		4,481	4,164	7.6%
Operating expenses	(691)	(718)	3.8%		(2,711)	(2,524)	(7.4%)
EBITDA	444	391	13.6%		1,770	1,640	7.9%
EBITDA margin (Total revenues)	39.1%	35.3%	3.8	pts	39.5%	39.4%	0.1	pts
EBITDA margin (Service revenues)	43.0%	39.9%	3.1	pts	43.6%	43.5%	0.1	pts
Operating Income	294	283	3.9%		1,241	1,198	3.6%

Capital expenditures	229	143	(60.1%)		493	455	(8.4%)
Capital intensity	20.2%	12.9%	(7.3	) pts	11.0%	10.9%	(0.1	) pts
Wireless gross activations (A) (k)	470	510	(7.8%)		1,651	1,640	0.7%
Post-paid	252	261	(3.4%)		970	910	6.6%
Wireless net activations (A) (k)	117	195	(40.0%)		351	408	(14.0%)
Post-paid	80	77	3.9%		332	206	61.2%
Wireless subscribers EOP (A) (B) (k)	6,497	6,216	4.5%		6,497	6,216	4.5%
Post-paid	4,745	4,450	6.6%		4,745	4,450	6.6%
Average revenue per unit (ARPU) (C) ($/month)	54.22	54.65	(0.8%)		54.29	53.92	0.7%
Pre-paid	16.40	17.64	(7.0%)		17.14	17.11	0.2%
Post-paid	65.69	66.75	(1.6%)		66.09	65.88	0.3%
Churn (%) (C) (average per month)	1.7%	1.7%	0.0	pts	1.6%	1.7%	0.1	pts
Pre-paid	3.3%	2.7%	(0.6	) pts	3.1%	2.8%	(0.3	) pts
Post-paid	1.3%	1.4%	0.1	pts	1.2%	1.3%	0.1	pts
Usage per subscriber (C) (min/month)	310	299	3.7%		301	288	4.5%
Cost of acquisition (COA) (C) (8) ($/sub)	373	392	4.8%		395	404	2.2%
Paging subscribers (k)	169	222	(23.9%)		169	222	(23.9%)
Paging average revenue per unit ($/month)	12	11	9.1%		12	11	9.1%

(A)	Total wireless gross activations, net activations and EOP subscribers include 100% of Virgin Mobile’s subscribers.
(B)

The Q4 2008 Wireless subscriber base reflected the removal of 37k analog subscribers (11k postpaid, 26k prepaid) due to the decommissioning of the analog network. Additionally, the tightening of Virgin Mobile Canada credit and activation processes resulted in 32k Virgin postpaid subscribers being removed from the subscriber base. These adjustments are not included in the net activation or churn metrics.

(C)	Wireless average revenue per unit, churn, usage per subscriber and cost of acquisition reflect only the 50% portion of Virgin Mobile’s results that are consolidated.

BCE Inc. Supplementary Financial Information – Fourth Quarter 2008  Page 8

Bell Wireless – Historical Trend

($ millions, except where otherwise indicated) (unaudited)	Total 2008	Q4 08	Q3 08	Q2 08	Q1 08	Total 2007	Q4 07	Q3 07	Q2 07	Q1 07
Bell Wireless
Revenue
Service	4,058	1,033	1,061	1,008	956	3,773	980	978	925	890
Product	377	92	109	102	74	332	112	88	75	57
Total external Bell Wireless revenues	4,435	1,125	1,170	1,110	1,030	4,105	1,092	1,066	1,000	947
Inter-segment	46	10	10	13	13	59	17	14	16	12
Total Bell Wireless operating revenues	4,481	1,135	1,180	1,123	1,043	4,164	1,109	1,080	1,016	959
Operating expenses	(2,711)	(691)	(706)	(681)	(633)	(2,524)	(718)	(633)	(617)	(556)
EBITDA	1,770	444	474	442	410	1,640	391	447	399	403
EBITDA margin (Total revenues)	39.5%	39.1%	40.2%	39.4%	39.3%	39.4%	35.3%	41.4%	39.3%	42.0%
EBITDA margin (Service revenues)	43.6%	43.0%	44.7%	43.8%	42.9%	43.5%	39.9%	45.7%	43.1%	45.3%
Operating Income	1,241	294	338	316	293	1,198	283	336	288	291

Capital expenditures	493	229	93	104	67	455	143	91	80	141
Capital intensity	11.0%	20.2%	7.9%	9.3%	6.4%	10.9%	12.9%	8.4%	7.9%	14.7%
Wireless gross activations (A) (k)	1,651	470	439	391	351	1,640	510	445	389	296
Post-paid	970	252	267	253	198	910	261	254	228	167
Wireless net activations (A) (k)	351	117	117	83	34	408	195	137	63	13
Post-paid	332	80	113	111	28	206	77	76	43	10
Wireless subscribers EOP (A) (B) (C) (D) (k)	6,497	6,497	6,449	6,332	6,250	6,216	6,216	6,021	5,884	5,821
Post-paid	4,745	4,745	4,708	4,595	4,478	4,450	4,450	4,373	4,297	4,254
Average revenue per unit (ARPU) (E) ($/month)	54.29	54.22	56.30	54.27	52.32	53.92	54.65	55.82	53.59	51.58
Pre-paid	17.14	16.40	18.19	17.48	16.50	17.11	17.64	18.55	17.06	15.17
Post-paid	66.09	65.69	68.17	66.19	64.27	65.88	66.75	67.83	65.36	63.56
Churn (%) (E) (average per month)	1.6%	1.7%	1.6%	1.6%	1.6%	1.7%	1.7%	1.7%	1.8%	1.6%
Pre-paid	3.1%	3.3%	3.2%	3.0%	2.8%	2.8%	2.7%	2.7%	3.1%	2.9%
Post-paid	1.2%	1.3%	1.1%	1.1%	1.3%	1.3%	1.4%	1.4%	1.4%	1.2%
Usage per subscriber (E) (min/month)	301	310	302	305	281	288	299	297	289	266
Cost of acquisition (COA) (E) ($/sub)	395	373	398	417	396	404	392	371	442	420
Paging subscribers (k)	169	169	193	210	216	222	222	236	250	262
Paging average revenue per unit ($/month)	12	12	11	11	11	11	11	11	11	10

(A)	Total wireless gross activations, net activations and EOP subscribers include 100% of Virgin Mobile’s subscribers.
(B)	The Q1 2007 beginning of year wireless subscriber base was decreased by 146k as a result of a change to our prepaid deactivation policy.
(C)

The Q2 2008 beginning of period wireless subscriber base was decreased by 1k (postpaid increased by 6k while pre-paid decreased by 7k) as a result of the integration of Aliant Mobility’s billing system.

(D)

The Q4 2008 Wireless subscriber base reflected the removal of 37k analog subscribers (11k postpaid, 26k prepaid) due to the decommissioning of the analog network. Additionally, the tightening of Virgin Mobile Canada credit and activation processes resulted in 32k Virgin postpaid subscribers being removed from the subscriber base. These adjustments are not included in the net activation or churn metrics.

(E)	Wireless average revenue per unit, churn, usage per subscriber and cost of acquisition reflect only the 50% portion of Virgin Mobile’s results that are consolidated.

BCE Inc. Supplementary Financial Information – Fourth Quarter 2008  Page 9

 BCE Inc. Net debt and other information (2)

BCE Inc. – Net Debt

At December 31, 2008		BCE Inc.
(unaudited)
($ millions, except where otherwise indicated)
		Bell
	Bell *	Aliant	BCE Inc.
Debt due within one year	1,878	323	2,201
Long-term debt	7,648	2,451	10,099
Securitization of accounts receivable	1,140	165	1,305
Preferred shares – BCE	2,770	-	2,770
Cash and cash equivalents	(3,045)	(14)	(3,059)
Net debt	10,391	2,925	13,316
	* Includes $650 million BCE debt

Bell – Balance Sheet Information
(unaudited)
($ millions, except where otherwise indicated)	Dec. 31	Sep. 30	June 30	March 31	Dec. 31
	2008	2008	2008	2008	2007

Debt due within one year	1,878	1,088	1,114	452	444
Long-term debt	7,648	7,632	7,473	8,207	8,260
Securitization of accounts receivable	1,140	1,140	1,140	1,072	1,112
Preferred shares – BCE	2,770	2,770	2,770	2,770	2,770
Cash and cash equivalents	(3,045)	(2,554)	(2,667)	(2,468)	(2,604)
Net debt	10,391	10,076	9,830	10,033	9,982

Net Debt: Trailing 12 month EBITDA, including Bell Aliant distributions to BCE	1.75	1.71	1.68	1.72	1.72
EBITDA, including Bell Aliant distributions to BCE: Net interest, securitization costs and preferred dividends (trailing 12 month)	8.33	8.19	7.62	7.12	6.69

Cash Flow Information
(unaudited)	Q4	Q4			Total	Total
($ millions, except where otherwise indicated)	2008	2007	$ change	% change	2008	2007	$ change	% change

Free Cash Flow (FCF)
Cash from operating activities	1,460	1,368	92	6.7%	4,716	4,240	476	11.2%
Capital expenditures	(854)	(764)	(90)	(11.8%)	(2,459)	(2,415)	(44)	(1.8%)
Other investing activities	-	10	(10)	n.m.	(729)	12	(741)	n.m.
Dividends paid on preferred shares	(31)	(34)	3	8.8%	(129)	(124)	(5)	(4.0%)
Dividends/distributions paid by subsidiaries to non-controlling interest	-	-	-	0.0%	-	(35)	35	n.m.
Bell Aliant distributions to BCE	72	71	1	1.4%	290	282	8	2.8%
FCF	647	651	(4)	(0.6%)	1,689	1,960	(271)	(13.8%)

Cash Flow Information – Historical Trend
(unaudited)	Total 2008	Q4 2008	Q3 2008	Q2 2008	Q1 2008	Total 2007
($ millions, except where otherwise indicated)							Q4 07	Q3 07	Q2 07	Q1 07
Free Cash Flow (FCF)
Cash from operating activities	4,716	1,460	1,342	1,193	721	4,240	1,368	1,233	979	660
Capital expenditures	(2,459)	(854)	(566)	(583)	(456)	(2,415)	(764)	(573)	(538)	(540)
Other investing activities	(729)	-	(732)	-	3	12	10	3	(2)	1
Dividends paid on preferred shares	(129)	(31)	(31)	(32)	(35)	(124)	(34)	(34)	(33)	(23)
Dividends/distributions paid by subsidiaries to non-controlling interest	-	-	-	-	-	(35)	-	-	(15)	(20)
Bell Aliant distributions to BCE	290	72	73	74	71	282	71	71	71	69
FCF	1,689	647	86	652	304	1,960	651	700	462	147

BCE Inc. Supplementary Financial Information – Fourth Quarter 2008  Page 10

BCE Inc.
Consolidated Balance Sheet Data

	December 31	September 30	June 30	March 31	December 31
($ millions, except where otherwise indicated) (unaudited)	2008	2008	2008	2008	2007
ASSETS
Current assets
Cash and cash equivalents	3,059	2,578	2,677	2,477	2,652
Accounts receivable	1,837	1,900	2,002	2,025	1,902
Future income taxes	86	82	51	95	71
Inventory	272	366	340	278	264
Prepaid and other expenses	304	384	439	435	274
Current assets of discontinued operations	20	41	63	64	61
Total current assets	5,578	5,351	5,572	5,374	5,224
Capital assets
Property, plant and equipment	19,407	18,459	18,353	18,380	18,593
Finite-life intangible assets	2,697	2,631	2,654	2,659	2,475
Indefinite-life intangible assets	3,697	2,954	2,954	2,954	2,913
Total capital assets	25,801	24,044	23,961	23,993	23,981
Other long-term assets	2,613	3,495	2,810	2,972	3,080
Goodwill	5,659	5,717	5,717	5,688	5,855
Non-current assets of discontinued operations	12	20	67	89	90
Total assets	39,663	38,627	38,127	38,116	38,230
LIABILITIES
Current liabilities
Accounts payable and accrued liabilities	3,538	3,090	2,910	2,741	3,254
Interest payable	139	168	139	172	145
Dividends payable	337	43	43	337	337
Debt due within one year	2,201	1,439	1,353	796	721
Current liabilities of discontinued operations	12	15	31	33	40
Total current liabilities	6,227	4,755	4,476	4,079	4,497
Long-term debt	10,099	10,083	10,028	10,713	10,766
Other long-term liabilities	4,946	4,956	4,962	4,987	4,630
Non-current liabilities of discontinued operations	-	-	2	2	2
Total liabilities	21,272	19,794	19,468	19,781	19,895
Non-controlling interest	1,080	1,107	1,103	1,087	1,103
SHAREHOLDERS’ EQUITY
Preferred shares	2,770	2,770	2,770	2,770	2,770
Common shareholders’ equity
Common shares	13,525	13,565	13,553	13,537	13,536
Treasury stock	(86)	-	-	-	-
Contributed surplus	2,531	2,539	2,538	2,538	2,537
Accumulated other comprehensive income (loss)	39	(42)	48	118	68
Deficit	(1,468)	(1,106)	(1,353)	(1,715)	(1,679)
Total common shareholders’ equity	14,541	14,956	14,786	14,478	14,462
Total shareholders’ equity	17,311	17,726	17,556	17,248	17,232
Total liabilities and shareholders’ equity	39,663	38,627	38,127	38,116	38,230
Number of common shares outstanding	803.1	806.2	805.8	805.3	805.3

BCE Inc. Supplementary Financial Information – Fourth Quarter 2008  Page 11

BCE Inc.
Consolidated Cash Flow Data

	Q4	Q4			Total	Total
($ millions, except where otherwise indicated) (unaudited)	2008	2007	$ change		2008	2007	$ change
Cash flows from operating activities
Net earnings	(18)	2,388	(2,406)		943	4,057	(3,114)
less: (Losses) earnings from discontinued operations, net of tax	(41)	(24)	(17)		(88)	98	(186)
Earnings from continuing operations	23	2,412	(2,389)		1,031	3,959	(2,928)
Adjustments to reconcile earnings from continuing operations to cash flows from operating activities
Depreciation and amortization of intangible assets	870	783	87		3,269	3,184	85
Net benefit plans cost	40	113	(73)		250	410	(160)
Restructuring and other	207	146	61		871	331	540
Losses (gains) on investments	292	(2,289)	2,581		308	(2,414)	2,722
Future income taxes	127	196	(69)		129	413	(284)
Non-controlling interest	68	65	3		320	331	(11)
Contributions to employee pension plans	(91)	(36)	(55)		(232)	(265)	33
Other employee future benefit plan payments	(24)	(25)	1		(96)	(96)	-
Payments of restructuring and other	(168)	(27)	(141)		(305)	(118)	(187)
Operating assets and liabilities	476	391	85		367	(2)	369
	1,820	1,729	91		5,912	5,733	179
Bell Aliant distributions to BCE	72	71	1		290	282	8
Capital expenditures	(1,022)	(916)	(106)		(2,988)	(3,144)	156
Other investing activities	1	8	(7)		(726)	14	(740)
Cash dividends paid on preferred shares	(31)	(34)	3		(129)	(124)	(5)
Cash dividends/distributions paid by subsidiaries to non-controlling interest	(92)	(88)	(4)		(366)	(404)	38
Bell Aliant Free Cash Flow	(101)	(104)	3		(304)	(399)	95
Telesat Free Cash Flow	-	(15)	15		-	2	(2)
Free Cash Flow (3)	647	651	(4)		1,689	1,960	(271)
Bell Aliant undistributed Free Cash Flow	29	33	(4)		14	117	(103)
Telesat Free Cash Flow	-	15	(15)		-	(2)	2
Business acquisitions	(1)	-	(1)		(56)	(163)	107
Business dispositions	-	3,123	(3,123)		(10)	3,123	(3,133)
Formation of Bell Aliant	-	-	-		-	(7)	7
Going-private costs	2	(13)	15		(163)	(49)	(114)
Increase in investments	(3)	(6)	3		(8)	(27)	19
Decrease in investments	-	129	(129)		1	192	(191)
(Decrease) increase in notes payable and bank advances	(40)	(267)	227		1	211	(210)
Issue of long-term debt	-	-	-		50	1,071	(1,021)
Repayment of long-term debt	(124)	(947)	823		(502)	(3,048)	2,546
Cash dividends paid on common shares	-	(294)	294		(587)	(1,147)	560
Issue of common shares	23	5	18		50	153	(103)
Repurchase of common shares	(92)	-	(92)		(92)	(227)	135
Issue of equity securities by subsidiaries to non-controlling interest	-	-	-		1	-	1
Redemption of equity securities by subsidiaries from non-controlling interest	-	(4)	4		-	(333)	333
Other financing activities	45	(13)	58		15	(66)	81
	(161)	1,761	(1,922)		(1,286)	(202)	(1,084)
Cash flows from continuing operations	486	2,412	(1,926)		403	1,758	(1,355)
Cash flows used in discontinued operations activities	(5)	(9)	4		(25)	(26)	1
Cash flows from (used in) discontinued investing activities	-	(4)	4		29	345	(316)
Cash flows used in discontinued financing activities	-	-	-		(2)	-	(2)
Net increase in cash and cash equivalents	481	2,399	(1,918)		405	2,077	(1,672)
Cash and cash equivalents at beginning of period	2,582	259	2,323		2,658	581	2,077
Cash and cash equivalents at end of period	3,063	2,658	405		3,063	2,658	405
Consists of:
Cash and cash equivalents of continuing operations	3,059	2,652	407		3,059	2,652	407
Cash and cash equivalents of discontinued operations	4	6	(2)		4	6	(2)
Total	3,063	2,658	405		3,063	2,658	405

Other information
Cash flow per share (9)	$0.99	$1.01	$(0.02)		$3.63	$3.22	$0.41
Annualized cash flow yield (10)	12.8%	8.2%	4.6	pts	8.3%	6.1%	2.2	pts
Common dividend payout (11)	66.4%	50.7%	15.7	pts	32.4%	62.4%	(30.0	) pts

BCE Inc. Supplementary Financial Information – Fourth Quarter 2008  Page 12

BCE Inc.
Consolidated Cash Flow Data – Historical Trend

	Total 2008					Total 2007
($ millions, except where otherwise indicated) (unaudited)		Q4 08	Q3 08	Q2 08	Q1 08		Q4 07	Q3 07	Q2 07	Q1 07
Cash flows from operating activities
Net earnings	943	(18)	280	392	289	4,057	2,388	440	700	529
less: (Losses) earnings from discontinued operations, net of tax	(88)	(41)	(22)	(23)	(2)	98	(24)	(8)	132	(2)
Earnings from continuing operations	1,031	23	302	415	291	3,959	2,412	448	568	531
Adjustments to reconcile earnings from continuing operations to cash flows from operating activities
Depreciation and amortization of intangible assets	3,269	870	794	787	818	3,184	783	812	804	785
Net benefit plans cost	250	40	69	70	71	410	113	97	98	102
Restructuring and other	871	207	310	71	283	331	146	78	71	36
Losses (gains) on investments	308	292	14	-	2	(2,414)	(2,289)	(6)	2	(121)
Future income taxes	129	127	(23)	92	(67)	413	196	215	(109)	111
Non-controlling interest	320	68	90	88	74	331	65	84	86	96
Contributions to employee pension plans	(232)	(91)	(49)	(48)	(44)	(265)	(36)	(42)	(79)	(108)
Other employee future benefit plan payments	(96)	(24)	(25)	(24)	(23)	(96)	(25)	(23)	(24)	(24)
Payments of restructuring and other	(305)	(168)	(84)	(29)	(24)	(118)	(27)	(20)	(19)	(52)
Operating assets and liabilities	367	476	253	117	(479)	(2)	391	(36)	28	(385)
	5,912	1,820	1,651	1,539	902	5,733	1,729	1,607	1,426	971
Bell Aliant distributions to BCE	290	72	73	74	71	282	71	71	71	69
Capital expenditures	(2,988)	(1,022)	(705)	(710)	(551)	(3,144)	(916)	(763)	(745)	(720)
Other investing activities	(726)	1	(732)	2	3	14	8	2	1	3
Cash dividends paid on preferred shares	(129)	(31)	(31)	(32)	(35)	(124)	(34)	(34)	(33)	(23)
Cash dividends/distributions paid by subsidiaries to non-controlling interest	(366)	(92)	(92)	(92)	(90)	(404)	(88)	(94)	(109)	(113)
Bell Aliant Free Cash Flow	(304)	(101)	(78)	(129)	4	(399)	(104)	(63)	(183)	(49)
Telesat Free Cash Flow	-	-	-	-	-	2	(15)	(26)	34	9
Free Cash Flow	1,689	647	86	652	304	1,960	651	700	462	147
Bell Aliant undistributed Free Cash Flow	14	29	5	55	(75)	117	33	(8)	112	(20)
Telesat Free Cash Flow	-	-	-	-	-	(2)	15	26	(34)	(9)
Business acquisitions	(56)	(1)	-	(24)	(31)	(163)	-	(14)	(2)	(147)
Business dispositions	(10)	-	-	-	(10)	3,123	3,123	-	-	-
Formation of Bell Aliant	-	-	-	-	-	(7)	-	-	(3)	(4)
Going-private costs	(163)	2	(148)	(8)	(9)	(49)	(13)	(36)	-	-
Increase in investments	(8)	(3)	(1)	(2)	(2)	(27)	(6)	(5)	(3)	(13)
Decrease in investments	1	-	-	1	-	192	129	50	6	7
Increase (decrease) in notes payable and bank advances	1	(40)	26	(50)	65	211	(267)	(345)	508	315
Issue of long-term debt	50	-	-	50	-	1,071	-	16	30	1,025
Repayment of long-term debt	(502)	(124)	(94)	(182)	(102)	(3,048)	(947)	(89)	(837)	(1,175)
Cash dividends paid on common shares	(587)	-	-	(293)	(294)	(1,147)	(294)	(293)	(290)	(270)
Issue of common shares	50	23	11	15	1	153	5	16	118	14
Repurchase of common shares	(92)	(92)	-	-	-	(227)	-	-	(4)	(223)
Issue of equity securities by subsidiaries to non-controlling interest	1	-	1	-	-	-	-	-	-	-
Redemption of equity securities by subsidiaries from non-controlling interest	-	-	-	-	-	(333)	(4)	(117)	(138)	(74)
Other financing activities	15	45	(8)	(10)	(12)	(66)	(13)	(3)	(9)	(41)
	(1,286)	(161)	(208)	(448)	(469)	(202)	1,761	(802)	(546)	(615)
Cash flows from (used in) continuing operations	403	486	(122)	204	(165)	1,758	2,412	(102)	(84)	(468)
Cash flows (used in) from discontinued operations activities	(25)	(5)	(4)	(5)	(11)	(26)	(9)	(4)	(14)	1
Cash flows from (used in) discontinued investing activities	29	-	29	-	-	345	(4)	-	352	(3)
Cash flows used in discontinued financing activities	(2)	-	(2)	-	-	-	-	-	-	-
Net increase (decrease) in cash and cash equivalents	405	481	(99)	199	(176)	2,077	2,399	(106)	254	(470)
Cash and cash equivalents at beginning of period	2,658	2,582	2,681	2,482	2,658	581	259	365	111	581
Cash and cash equivalents at end of period	3,063	3,063	2,582	2,681	2,482	2,658	2,658	259	365	111
Consists of:
Cash and cash equivalents of continuing operations	3,059	3,059	2,578	2,677	2,477	2,652	2,652	254	359	100
Cash and cash equivalents of discontinued operations	4	4	4	4	5	6	6	5	6	11
Total	3,063	3,063	2,582	2,681	2,482	2,658	2,658	259	365	111

Other information
Cash flow per share	$3.63	$0.99	$1.17	$1.03	$0.44	$3.22	$1.01	$1.05	$0.85	$0.31
Annualized cash flow yield	8.3%	12.8%	1.2%	9.1%	4.4%	6.1%	8.2%	8.7%	5.7%	2.2%
Common dividend payout	32.4%	66.4%	0.0%	0.0%	64.0%	62.4%	50.7%	67.6%	65.2%	70.2%

BCE Inc. Supplementary Financial Information – Fourth Quarter 2008  Page 13

Accompanying Notes

(1)

Throughout this report, BCE means BCE Inc., its subsidiaries and joint ventures; Bell means our Bell Wireline and Bell Wireless segments on an aggregate basis; and Bell Aliant means Bell Aliant Regional Communications Income Fund and its affiliated entities. We have reclassified some of the amounts for the previous periods in the consolidated financial statements to make them consistent with the presentation for the current period. We have restated financial information for the previous periods to reflect our decisions in 2008 to cease operations and to sell certain of our businesses. They are now shown as discontinued operations. Telesat Canada (Telesat) was sold on October 31, 2007 and we have continuing commercial arrangements between Telesat and Bell Express Vu Limited Partnership (Bell TV) that provide Bell TV continued access to current and expanded satellite capacity. As a result of these arrangements, we have not accounted for Telesat as a discontinued operation.

(2)

We report our results of operations in four segments: Bell Wireline, Bell Wireless, Bell Aliant and Telesat. Our reporting structure reflects how we manage our business and how we classify our operations for planning and measuring performance. Accordingly, we operate and manage our reportable segments as strategic business units organized by products and services.

During the third quarter of 2008, certain elements of our operating segments were realigned to reflect changes in our management accountabilities for operations. Our reportable segments did not change.

(3)

Non-GAAP Financial Measures

EBITDA
The term EBITDA (earnings before interest, taxes, depreciation and amortization of intangible assets) does not have any standardized meaning according to Canadian generally accepted accounting principles (GAAP) . It is therefore unlikely to be comparable to similar measures presented by other companies.

We define EBITDA as operating revenues less cost of revenue, selling, general and administrative expenses and net benefit plans costs, meaning it represents operating income before depreciation, amortization of intangible assets and restructuring and other.

We use EBITDA, among other measures, to assess the operating performance of our ongoing businesses without the effects of depreciation, amortization of intangible assets and restructuring and other. We exclude these items because they affect the comparability of our financial results and could potentially distort the analysis of trends in business performance. We exclude depreciation and amortization of intangible assets because it largely depends on the accounting methods and assumptions a company uses, as well as non-operating factors, such as the historical cost of capital assets. Excluding restructuring and other does not imply they are non-recurring.

EBITDA allows us to compare our operating performance on a consistent basis. We believe that certain investors and analysts use EBITDA to measure a company’s ability to service debt and to meet other payment obligations, or as a common valuation measurement in the telecommunications industry.

The most comparable Canadian GAAP financial measure is operating income.

Adjusted earnings per share (EPS)
The term adjusted EPS does not have any standardized meaning according to Canadian GAAP. It is therefore unlikely to be comparable to similar measures presented by other companies.

We define adjusted EPS as EPS before restructuring and other and net losses (gains) on investments.

BCE Inc. Supplementary Financial Information – Fourth Quarter 2008  Page 14

Accompanying Notes

We use adjusted EPS among other measures, to assess the operating performance of our ongoing businesses without the effects of after-tax restructuring and other and net losses (gains) on investments. We exclude these items because they affect the comparability of our financial results and could potentially distort the analysis of trends in business performance. Excluding these items does not imply they are non-recurring.

The most comparable Canadian GAAP financial measure is EPS.

FREE CASH FLOW
The term free cash flow does not have any standardized meaning according to Canadian GAAP. It is therefore unlikely to be comparable to similar measures presented by other companies.

We define free cash flow as cash from operating activities and distributions received from Bell Aliant less capital expenditures, preferred share dividends, dividends/distributions paid by subsidiaries to non-controlling interest, other investing activities and Bell Aliant free cash flow.

We consider free cash flow to be an important indicator of the financial strength and performance of our business because it shows how much cash is available to repay debt and to reinvest in our company. We present free cash flow on a consistent basis from period to period, which allows us to compare our financial performance on a consistent basis.

We believe that certain investors and analysts use free cash flow when valuing a business and its underlying assets.

The most comparable Canadian GAAP financial measure is cash from operating activities.

(4)	EBITDA margin is calculated as follows: EBITDA Operating revenues
(5)	Capital Intensity is calculated as follows: Capital expenditures Operating revenues
(6)	Average revenue per unit (ARPU) represents the measurement of the average revenue generated by each unit, expressed as a rate per month for the year.
(7)	Churn is the rate at which existing subscribers cancel their services. Churn is calculated as the number of subscribers disconnected divided by the average subscriber base.
(8)

Cost of acquisition (COA) is also referred to as subscriber acquisition costs. This measure is expressed per gross activation. It includes costs associated with acquiring a customer such as hardware subsidies, marketing and distribution costs.

BCE Inc. Supplementary Financial Information – Fourth Quarter 2008  Page 15

Accompanying Notes

(9)	Cash flow per share is calculated as follows: Cash flow from operating activities less capital expenditures Average number of common shares outstanding
(10)

Annualized cash flow yield is calculated as follows:

Free cash flow
Number of common shares outstanding at end of period multiplied by share price at end of period

Note: to annualize, multiply the most recent quarter’s resultant by 4.

(11)	Common dividend payout is calculated as follows: Dividends per common share Adjusted EPS

BCE Inc. Supplementary Financial Information – Fourth Quarter 2008  Page 16